UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 21, 2012, Calumet Refining, LLC (“Calumet Refining”), which is owned by the owners of the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into a nonbinding letter of intent with WBI Holdings, Inc. (“WBI”), a wholly owned subsidiary of MDU Resources Group, Inc., to explore the feasibility of Calumet Refining and WBI jointly building and operating a 20,000 barrel per day diesel refinery in southwestern North Dakota that would process Bakken crude and market the diesel within the Bakken region. Site selection, permitting, crude oil feed procurement, marketing and engineering studies by Calumet Refining and WBI are currently underway.

If the project is pursued and successfully completed, the Partnership expects that Calumet Refining would contribute its interest in the joint venture to the Partnership in exchange for cash and/or partnership interests in the Partnership. However, the terms of any such contribution would be subject to approval by the conflicts committee of the board of directors of the Partnership’s general partner.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC,
its General Partner

Date: February 22, 2012	By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

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